SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 15, 2005 (March 15, 2005)

Nextel Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19656	36-3939651

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 433-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

President and CEO Compensation

     On March 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Nextel Communications, Inc. (“Nextel”) approved an amendment to both the employment agreement of Timothy M. Donahue, President and Chief Executive Officer of Nextel, and the letter agreement dated December 15, 2004 between Mr. Donahue and Nextel. This amendment will be effective upon the closing of the proposed merger of Nextel and Sprint Corporation (“Sprint”).

     The amendment provides that Mr. Donahue’s title, and the duties associated with such title, will change upon completion of the merger from President and Chief Executive Officer, to Chairman. Mr. Donahue’s annual base salary would be increased to $1.4 million, from $1.2 million as previously approved by the committee, and his target bonus opportunity would be increased from 150% of his base salary to an amount equal to the sum of $1,800,000 (150% of $1.2 million) prorated for the portion of the year through the closing of the proposed merger and $2,380,000 (170% of $1.4 million) prorated for the portion of the year subsequent to the closing of the proposed merger for 2005. For subsequent years, his minimum target annual bonus opportunity would be an amount not less than 170% of his base salary and that his maximum bonus opportunity would not be more than 200% of his target bonus opportunity.

     The amendment also provides for Mr. Donahue’s participation in a long term incentive plan with a minimum target value performance-based opportunity (which may be in the form of cash opportunity and/or equity-based awards) of $10 million in the first year following the closing of the proposed merger and a $10 million guideline target value performance-based opportunity for the second year following the closing of the proposed merger. With respect to these long term incentive awards, if Mr. Donahue’s employment is terminated without “Cause” (as defined in the employment agreement) or if he resigns for “Good Reason” (as defined in the employment agreement) at any time, or if he resigns for any reason after the second anniversary of the closing of the proposed merger, the portion of the awards consisting of stock options and service-based awards other than stock options would fully vest, he would have three years from the date of termination to exercise the stock options and the portion of the awards consisting of performance based awards other than stock options would vest at the end of the performance period based on actual performance and the actual number of days in the performance period up to the date of Mr. Donahue’s termination. If, during the twelve-month period beginning on the first anniversary of the closing of the proposed merger, Mr. Donahue exercises his right to terminate his employment for “Good Reason” based on his having the title and duties assigned to the “Chairman” position, he would not vest in any portion of the second long term incentive award, but would be entitled to the other rights specified in his existing employment agreement with respect to his termination for “Good Reason.” Upon Mr. Donahue’s death or disability, the long term incentive awards would vest as though his employment was terminated without “Cause,” except that the stock option portion of the award would be exercisable for one year after his death or disability.

     Mr. Donahue had previously agreed in the letter agreement that for a period of six months (the “Transaction Good Reason Period”) after the completion of the proposed merger of Nextel and Sprint, he would not terminate his employment for “Good Reason” based on having the title and duties assigned to the “Chairman” position upon the closing of the proposed merger. The amendment extends the Transaction Good Reason Period for an additional six months and states that Mr. Donahue may only resign from his position with Nextel for the aforementioned “Good Reason” during the twelve-month period immediately following the Transaction Good Reason Period.

     The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with Senior Vice President and Controller

     On March 15, 2005, we entered into an employment agreement with William G. Arendt, Nextel’s Senior Vice President and Controller. The agreement provides for an initial employment term of three years. On the third anniversary of the effective date, and on each subsequent anniversary, the employment term shall be extended for an additional year unless 12 months prior thereto either party gives the other notice of nonrenewal. The agreement provide for a minimum annual target bonus (as a percentage of base salary) of 50% and for awards of 60,000 deferred shares.

     Under the terms of the agreement, the executive’s current base salary may be increased by Nextel’s compensation committee but may not be decreased. Under the agreement, the awards of shares of deferred stock will vest over various periods such that all awards shall be fully vested on the third anniversary of the agreement. The agreement provides that, upon a change of control (as defined in our incentive equity plan, and includes the proposed merger with Sprint if completed as currently structured), any unawarded deferred shares under such agreement shall be made and the unvested portions of all deferred share awards under the agreement shall become fully vested. Under the agreement, the executive also is entitled to participate in our long-term incentive plan.

     Under the terms of the agreement, in the event of the death or permanent disability of the executive during his employment term, we will pay the executive an amount equal to his existing annual base salary and a pro rata portion of the executive’s bonus and long-term incentive awards, will make all benefit payments on his behalf for a period of twelve months (in the event of disability) and the vesting of certain of his incentive equity awards will be accelerated. The agreement also provides that, in the event the executive is terminated without cause (as defined in the agreement) or terminates his employment for good reason (as defined in the agreement), then we will pay the executive an amount equal to his then-current base salary, bonus and benefits for a period of two years (or one year in the event of good reason termination due to relocation) and at least a pro rata portion of his minimum target award under our long-term incentive plan, his options and deferred share grants will vest, and he will receive certain outplacement services (except in the event of a good reason termination due to relocation). Under the terms of the agreement, the executive is subject to specific confidentiality and non-competition restrictions during his employment term and for a period of two years after the termination of his employment term.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Number	Exhibit
10.1	Amendment No. 1, dated as of March 15, 2005, to the Employment Agreement dated as of July 1, 2003, by and among Nextel Communications, Inc. and Timothy M. Donahue

10.2	Employment Agreement, dated as of March 15, 2005, by and among Nextel Communications, Inc. and William G. Arendt

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President and Deputy General Counsel

Dated: March 15, 2005

INDEX TO EXHIBITS

Number	Exhibit
10.1	Amendment No. 1, dated as of March 15, 2005, to the Employment Agreement dated as of July 1, 2003, by and among Nextel Communications, Inc. and Timothy M. Donahue

10.2	Employment Agreement, dated as of March 15, 2005, by and among Nextel Communications, Inc. and William G. Arendt

6